UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 16, 2021

BLOOMIN’ BRANDS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35625	20-8023465
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2202 North West Shore Boulevard, Suite 500, Tampa, FL 33607

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (813) 282-1225

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.01 par value	BLMN	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

Indenture relating to 5.125% Senior Notes due 2029

On April 16, 2021, Bloomin’ Brands, Inc. (the “Company” or the “issuer”) and its wholly-owned subsidiary OSI Restaurant Partners, LLC (“OSI” or the “co-issuer”, and together with the issuer, the “issuers”) issued $300.0 million aggregate principal amount of senior unsecured notes due 2029 (the “notes”) in a previously announced private offering only to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A and to non-U.S. persons outside the United States in reliance on Regulation S under the Securities Act of 1933, as amended.

The notes were issued pursuant to an Indenture, dated as of April 16, 2021 (the “Indenture”), by and among the issuers, the guarantors named therein, and Wells Fargo Bank, National Association, as trustee (the “Trustee”). The notes will be guaranteed by each of the Company’s existing and future domestic restricted subsidiaries (other than OSI) that are guarantors or borrowers under its New Senior Secured Credit Facilities (as defined below) or certain other indebtedness.

The notes will bear an interest rate of 5.125% per annum, payable in cash semi-annually in arrears on April 15 and October 15. The notes will mature on April 15, 2029. Interest will accrue from April 16, 2021, and the first interest payment date will be on October 15, 2021.

The issuers may redeem some or all of the notes at any time on or after April 15, 2024, at the redemption prices set forth in the Indenture and the notes, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. The issuers may also redeem up to 40% of the notes in an amount not greater than the proceeds of certain equity offerings completed before April 15, 2024, at a redemption price equal to 105.125% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. In addition, at any time prior to April 15, 2024, the issuers may redeem some or all of the notes at a price equal to 100% of the principal amount, plus a “make-whole” premium, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

The Indenture contains restrictive covenants that limit the ability of the Company and its restricted subsidiaries to, among other things, incur additional indebtedness or issue certain preferred stock; pay dividends, redeem stock or make other distributions; make certain investments; create restrictions on the ability of the Company’s restricted subsidiaries to pay dividends or make other payments to the Company; create certain liens; transfer or sell certain assets; merge or consolidate; enter into certain transactions with the Company’s affiliates; and designate subsidiaries as unrestricted subsidiaries. These covenants are subject to a number of important exceptions and qualifications as set forth in the Indenture. Certain of these covenants will be suspended if the notes achieve investment grade ratings from two of Fitch, Inc., Moody’s Investors Service, Inc. and S&P Global Ratings and no default or event of default has occurred and is continuing.

The Indenture contains customary events of default, including, without limitation, failure to make required payments, failure to comply with certain agreements or covenants, cross-acceleration to certain other indebtedness in excess of specified amounts, certain events of bankruptcy and insolvency, and failure to pay certain judgments.

The foregoing description of the Indenture and the notes does not purport to be complete and is subject to, and is qualified in its entirety by, the full text of the Indenture and the form of the notes attached to this Current Report on Form 8-K as Exhibits 4.1 and 4.2, respectively, and incorporated herein by reference.

New Senior Secured Credit Facilities

On April 16, 2021, the Company and OSI, as co-borrowers (each, a “Borrower” and together, the “Borrowers”), certain lenders and Wells Fargo Bank, National Association, as administrative agent, entered into the Second Amended and Restated Credit Agreement, which provides for senior secured financing of a five-year $200.0 million term loan A and a five-year $800.0 million revolving credit facility (together, the “New Senior Secured Credit Facilities”). The New Senior Secured Credit Facilities replace the Company’s prior $1.5 billion credit facility among the Company and OSI, the lenders party thereto and Wells Fargo Bank, National Association, as administrative agent (the “Prior Facility”).

The maturity date for the New Senior Secured Credit Facilities is April 16, 2026.

The commitments under the New Senior Secured Credit Facilities may be increased in an aggregate principal amount of up to (A) $425.0 million or (B) at the Borrower’s option, up to an unlimited amount of incremental facilities, so long as the Consolidated Senior Secured Net Leverage Ratio (as such term is defined in the Second Amended and Restated Credit Agreement) is no more than 3.00 to 1.00 as of the last day of the most recent period of four consecutive fiscal quarters ended.

The Borrowers may elect an interest rate for the New Senior Secured Credit Facilities at each reset period based on the Base Rate or the Eurocurrency Rate, plus an applicable spread. The Base Rate option will be the highest of: (i) the prime rate of Wells Fargo Bank, National Association, (ii) the federal funds effective rate plus 0.5 of 1.0% or (iii) the Eurocurrency rate with a one-month interest period plus 1.0% (the “Base Rate”). The Eurocurrency Rate option is the seven, 30, 60, 90 or 180-day Eurocurrency rate, subject to a floor of zero (“Eurocurrency Rate”). The rates under the New Senior Secured Credit Facilities will be 150 to 250 and 50 to 150 basis points above the Eurocurrency Rate and Base Rate, respectively, and letter of credit fees and fees for daily unused availability under the revolving credit facility will be 150 to 250 basis points and 25 to 40 basis points, respectively.

The term loan A will require scheduled quarterly amortization payments in aggregate annual amounts equal to 5.0% of the original principal amount of the term loan for the first, second and third years, 7.5% for the fourth year and 10.0% for the fifth year. These payments will be reduced by the application of any prepayments, and any remaining balance will be paid at maturity.

The New Senior Secured Credit Facilities contains mandatory prepayment requirements of 50% of the Company’s and its consolidated subsidiaries’ annual excess cash flow, as defined in the New Senior Secured Credit Facilities, commencing with the fiscal year ending December 25, 2022. The amount of outstanding loans required to be prepaid may vary based on the Borrower’s leverage ratio and year end results.

The terms of the New Senior Secured Credit Facilities, among other things, (1) require the Borrowers to comply with a specified quarterly Total Net Leverage Ratio covenant, with a maximum ratio of 5.00x for the quarterly period ending June 27, 2021 and 4.50x for the quarterly period ending September 26, 2021 and thereafter, (2) require the Borrowers to make certain prepayments, and limit, subject to certain exceptions, Borrowers’ ability and the ability of its subsidiaries to: incur additional indebtedness; make significant payments; sell assets; pay dividends and other restricted payments; make certain investments; acquire certain assets; effect mergers and similar transactions; and effect certain other transactions with affiliates, (3) prohibit Borrowers from paying certain dividends and making certain restricted payments and acquisitions until after September 26, 2021, and (4) limit capital expenditures to an aggregate of $200.0 million through December 26, 2021.

The New Senior Secured Credit Facilities are guaranteed by each of the Company’s current and future domestic 100% owned subsidiaries (other than the co-borrower), subject to certain exceptions (the “Guarantors”) and will be secured by substantially all owned or later acquired assets of the Borrowers and Guarantors, including a pledge of all the capital stock of substantially all of the Company’s domestic subsidiaries.

Certain of the lenders and certain of their affiliates have performed investment banking, commercial lending and advisory services for the Company and its subsidiaries from time to time, for which they have received customary fees and expenses, including in connection with this offering, the Company’s initial public offering and prior credit facilities. These parties may, from time to time, engage in transactions with, and perform services for, the Company and its subsidiaries in the ordinary course of their business.

The foregoing description of the New Senior Secured Credit Facilities does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Second Amended and Restated Credit Agreement attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement

Effective April 16, 2021, the Prior Facility was terminated and replaced by the New Senior Secured Credit Facilities.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

4.1	Indenture, dated as of April 16, 2021, by and among Bloomin’ Brands, Inc., OSI Restaurant Partners, LLC, the guarantors party thereto, and Wells Fargo Bank, National Association, as trustee

4.2	Form of 5.125% Senior Notes due 2029 (included as Exhibit A to Exhibit 4.1)

10.1	Second Amended and Restated Credit Agreement, dated April 16, 2021, by and among Bloomin’ Brands, Inc., OSI Restaurant Partners, LLC, the guarantors party thereto, the lenders party thereto, and Wells Fargo Bank, National Association, as administrative Agent

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLOOMIN’ BRANDS, INC.
(Registrant)

Date: April 20, 2021	By:	/s/ Christopher Meyer
Christopher Meyer
Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

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